UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2007

MIDWEST URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-113270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver, British Columbia V6C 3L6

(Address of principal executive offices and Zip Code)

604.693.0179

(Registrant's telephone number, including area code)

Lutcam, Inc.

1775 Lakeshore Road, Sarnia, Ontario Canada N7X 1B9

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 27, 2007, we completed a merger with our subsidiary, Midwest Uranium Corporation, a Nevada corporation. As a result, we have changed our name from “Lutcam, Inc.” to “Midwest Uranium Corporation”. We changed the name of our company to better reflect the direction and business of our company.

In addition, effective August 27, 2007 we effected a sixty-eight (68) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 5,100,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 3,086,000 shares of common stock to 209,848,000 shares of common stock.

Item 7.01.    Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on August 30, 2007 under the new stock symbol “MWUC”. Our new CUSIP number is 59841N 108.

Item 9.01.	Financial Statements and Exhibits.

3.1         Articles of Merger filed with the Secretary of State of Nevada on August 15, 2007 and which is effective August 27, 2007.

3.2        Certificate of Change filed with the Secretary of State of Nevada on August 15, 2007 and which is effective August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUTCAM, INC.

/s/ Drew Bonnell

Drew Bonnell

President and Director

Date: August 30, 2007

CW1394984.1